UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2024

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Innovation Way Greenfield, Indiana (Address of principal executive offices)	46140 (Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 5, 2024, Elanco Animal Health Incorporated, an Indiana corporation (“Elanco”), and Intervet International B.V., a Dutch private company with limited liability (“Buyer”), entered into an Asset Purchase Agreement (the “Agreement”). The Agreement provides that, subject to the satisfaction or waiver of certain conditions, Buyer will acquire assets from Elanco of Elanco’s aqua business (the “Business”) for approximately $1.3 billion in cash payable at closing (the “Transaction”).

The assets to be acquired by Buyer include inventories of certain products, owned and leased real properties, intellectual property and technology, books and records, contracts, permits and authorizations, and equipment, in each case related to the Business as described in the Agreement. In connection with the Transaction, Buyer has agreed to make offers of employment or engagement to certain employees and independent contractors of Elanco who work for the Business. Buyer will assume the liabilities arising out of the conduct of the Business from and after the closing.

The Agreement contains certain representations, warranties and covenants of each of Buyer and Elanco that are customary for transactions of this nature, including covenants by Elanco relating to the operation of the Business prior to the closing and certain restrictions on Elanco and its subsidiaries from conducting certain business activities that compete with the Business following the closing of the Transaction, subject to certain exceptions as described in the Agreement.

Each of Buyer and Elanco has agreed to indemnify the other for certain losses arising out of breaches of certain representations and post-closing covenants and for certain losses arising out of excluded assets or transferred assets, or excluded liabilities or assumed liabilities, as applicable, subject to customary limitations.

The consummation of the Transaction is subject to the satisfaction or waiver of all of the closing conditions, including the receipt of applicable antitrust approvals and the absence of any law or order enjoining or otherwise prohibiting the Transaction in certain jurisdictions. Each party’s obligation to consummate the Transaction is also subject to the accuracy of the other party’s representations and warranties contained in the Agreement (subject to materiality standards specified in the Agreement) and the other party’s performance of and compliance with its covenants in all material respects. Buyer’s obligation to consummate the Transaction is further subject to a condition that, since the date of the Agreement, no “Material Adverse Effect” of the Business, as defined in the Agreement, has occurred. The parties have agreed to certain obligations to promptly obtain the antitrust approvals required for the Transaction. Elanco expects to close the Transaction by mid-year 2024.

The Agreement provides termination rights for Buyer and Elanco under certain circumstances, including, subject to certain conditions, an uncured material breach by the other party or if the Transaction is not consummated by November 5, 2024, subject to an automatic extension of ninety (90) days if the antitrust-related conditions have not been satisfied by such date but all other conditions to closing have been satisfied or validly waived. If the Agreement is terminated due to failure to obtain the antitrust approvals, subject to certain conditions, Buyer will be required to pay Elanco a termination fee of $55 million in cash.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated herein by reference. The foregoing description of the Agreement is not intended to provide any other factual information about Elanco, Buyer, the Business, or their respective businesses. The Agreement contains representations, warranties and covenants that are the product of negotiations between the parties and that the parties made to, and solely for the benefit of, each other as of the date of the Agreement or other specified dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract between the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable for securities law purposes and were used for the purpose of allocating contractual risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective affiliates.

In connection with the Transaction, the parties expect that they will also enter into a transition services agreement, an intellectual property license agreement, intellectual property assignment agreements, a transitional trademark license agreement and a transitional manufacturing and supply agreement at the closing.

Item 7.01	Regulation FD Disclosure.

On February 5, 2024, Elanco issued a press release announcing the Transaction, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement by and between Elanco Animal Health Incorporated as Seller and Intervet International as Buyer dated as of February 5, 2024.*
99.1	Press Release Issued by Elanco Animal Health Incorporated dated February 5. 2024.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits to the Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: February 5, 2024	By:	/s/ Todd Young
Name: Todd Young
Title: Executive Vice President and Chief Financial Officer